As filed with the Securities and Exchange Commission on September 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Strauss Zelnick

Chairman and Chief Executive Officer

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Adam M. Turteltaub, Esq.

Sean M. Ewen, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock of Take-Two Interactive Software, Inc., par value $.01 per share(1)	603,817	$168.16	$101,537,866.72	$13,179.62

(1)

The registrant is hereby registering the sale by certain selling stockholders of up to 603,817 shares of our Common Stock issued to such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of August 17, 2020, by and among the registrant, Dash MS, LLC, Dash MS II, LLC, Playdots, Inc. and Shareholder Representative Services LLC, as amended from time to time.

(2)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, this Registration Statement also covers such additional number of our Common Stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

(3)

Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the NASDAQ Global Select Market, for our Common Stock on September 3, 2020.

PROSPECTUS

TAKE-TWO INTERACTIVE SOFTWARE, INC.

603,817 Shares of Common Stock

This Prospectus will be used from time to time by the selling shareholders named in this prospectus to resell up to 603,817 shares of our Common Stock, par value $.01 per share. The selling shareholders acquired such shares pursuant to the terms of the Agreement and Plan of Merger, dated as of August 17, 2020, by and among Take-Two Interactive Software, Inc., Dash MS, LLC, Dash MS II, LLC, Playdots, Inc. (“Playdots”) and Shareholder Representative Services LLC (as amended from time to time, the “Merger Agreement”).

The Common Stock may be offered from time to time by the selling shareholders in any manner described under the section entitled “Plan of Distribution” beginning on page 6 of this prospectus. The selling shareholders may sell the shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of our Common Stock by the selling shareholders, but we will incur expenses in connection with the offering.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “TTWO.” The last reported sale price on September 3, 2020 was $166.60 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2020

References in this prospectus to “Take-Two,” “we,” “us,” “our,” the “Company” or similar references mean Take-Two Interactive Software, Inc. and its subsidiaries. References to “Common Stock” refer to the Company’s Common Stock, par value $.01 per share.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, sell the offered securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling shareholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including, but not limited to, including the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers, including digital storefronts and platform partners, and distributors; the effects of the COVID-19 pandemic on consumer demand and the discretionary spending patterns of our customers; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations. Other important factors and information are discussed under the heading “Risk Factors” beginning on page 2 of this prospectus and contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and the Company’s other periodic filings with the SEC, which are incorporated herein by reference. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ii

PROSPECTUS SUMMARY

This prospectus relates to the offer and resale by the selling shareholders identified in this prospectus of up to 603,817 shares of our Common Stock. We will not receive any of the proceeds from the sale of the Common Stock by the selling shareholders. This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find More Information” for a further discussion on incorporation by reference.

We are a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and Social Point. Our products are currently designed for console gaming systems, such as Sony’s PlayStation®4, Microsoft’s Xbox One®, or Nintendo’s Switch™, and personal computers, including smartphones and tablets. We deliver our products through physical retail, digital download, online platforms, and cloud streaming services.

We endeavor to be the most creative, innovative, and efficient company in our industry. Our core strategy is to capitalize on the popularity of video games by developing and publishing high-quality interactive entertainment experiences across a range of genres. We focus on building compelling entertainment franchises by publishing a select number of titles for which we can create sequels and incremental revenue opportunities through virtual currency, add-on content, and in-game purchases. Most of our intellectual property is internally owned and developed, which we believe best positions us financially and competitively. We have established a portfolio of proprietary software content for the major hardware platforms in a wide range of genres, including action, adventure, family/casual, racing, role-playing, shooter, sports, and strategy, which we distribute worldwide. We believe that our commitment to creativity and innovation is a distinguishing strength, enabling us to differentiate our products in the marketplace by combining advanced technology with compelling storylines and characters that provide unique gameplay experiences for consumers. We have created, acquired, or licensed a group of highly recognizable brands to match the broad consumer demographics that we serve, ranging from adults to children and game enthusiasts to casual gamers. Another cornerstone of our strategy is to support the success of our products in the marketplace through innovative marketing programs and global distribution on platforms and through channels that are relevant to our target audience.

This prospectus relates to the resale of up to 603,817 shares of Common Stock that may be offered and sold from time to time by the selling shareholders named in this prospectus. The selling shareholders acquired such shares in connection with the Merger Agreement.

See “Selling Shareholders.” We will not receive any of the proceeds from the sale of the shares hereunder. See “Use of Proceeds.”

We were incorporated under the laws of the State of Delaware in 1993 and are headquartered at 110 West 44th Street, New York, New York 10036. Our telephone number is (646) 536-2842.

RISK FACTORS

Investment in our Common Stock involves risks. Before you invest in our Common Stock, you should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of Common Stock. For a description of these reports and documents, and information about where you can find them, see the section entitled “Where You Can Find More Information.” The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Common Stock. Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the selling shareholders named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of the Common Stock by the selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the selling shareholders named in the table below (the “selling shareholders”) of Common Stock that was acquired by the selling shareholders pursuant to the terms of the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, we have issued to the selling shareholders 603,817 shares of Common Stock at the closing of the transactions contemplated by the Merger Agreement.

We are registering all of the shares of Common Stock in order to permit the selling shareholders to offer the Common Stock for resale from time to time.

The following table sets forth the name of each selling shareholder, the number of shares of Common Stock owned by or attributable to such selling shareholder immediately prior to this registration, the number of shares of Common Stock offered hereby and registered by the registration statement of which this prospectus is a part and the number of shares of Common Stock to be owned by each selling shareholder after the maximum number of shares being offered hereby are sold, which assumes that all shares of Common Stock covered by this prospectus will be sold by the selling shareholders and that no additional shares of Common Stock of the Company are subsequently bought or sold by the selling shareholders. However, because the selling shareholders may offer from time to time all, some or none of their shares of Common Stock under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares of Common Stock that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of the sales. In addition, we do not know how long the selling shareholders will hold their shares before selling them.

In the table below, the percentage of shares beneficially owned is based on 114,338,838 shares of Common Stock outstanding as of July 23, 2020, determined in accordance with Rule 13d-3 under the Exchange Act.

Name	Ownership Prior to the Registration		Shares of Common Stock Covered by this Registration Statement	Ownership After the Covered Shares are Sold
	Number of Shares	Percent		Number of Shares	Percent
Alex Hornbake (1)	0	0	117	0	0
Alphaworks Dots Five, LLC(1)(2)	0	0	2,224	0	0
Alphaworks Dots Six, LLC(1)(3)	0	0	809	0	0
Arkansaa Investment Limited(1)(4)	0	0	69,479	0	0
Asset Planning Master Trust / Series Paul Murphy Trust(1)(5)	0	0	14,158	0	0
Betaworks Studio, LLC(1)(6)	0	0	198,056	0	0
Betaworks Ventures 1.0, LP(1)(7)	0	0	3,539	0	0
Chris Deaner(1)	0	0	4,458	0	0
Crunch Fund II, L.P.(1)(8)	0	0	2,022	0	0
Gia Vi Hua(1)	0	0	563	0	0
Greycroft Partners III, L.P.(1)(9)	0	0	61,354	0	0
JAWS Equity Owner 53, LLC(1)(10)	0	0	7,067	0	0
Jennifer Tan(1)	0	0	221	0	0
JoRon Management LLC(1)(11)	0	0	211	0	0
Kohta Aoki Wajima(1)	0	0	1,183	0	0
Lee Erin Glenn(1)	0	0	336	0	0
MLC 50 LP Inc.(1)(12)	0	0	28,266	0	0
Nir Efrat(1)	0	0	21,740	0	0
Northzone VII L.P.(1)(13)	0	0	66,916	0	0
Patrick Moberg(1)	0	0	77,536	0	0
Paul Handly(1)	0	0	516	0	0
Paul Murphy(1)	0	0	30,756	0	0

Name	Ownership Prior to the Registration		Shares of Common Stock Covered by this Registration Statement	Ownership After the Covered Shares are Sold
	Number of Shares	Percent		Number of Shares	Percent
RBC USA Holdco Corporation(1)(14)	0	0	2,033	0	0
Richard Sarnoff(1)	0	0	3,329	0	0
Steven Sadin(1)	0	0	995	0	0
Upward Ventures Limited(1)(15)	0	0	5,933	0	0

(1)

Pursuant to the Merger Agreement, such selling stockholder is permitted to transfer up to one-tenth of such selling stockholder’s shares on the effectiveness of the registration statement of which this prospectus is a part, and up to an additional one-tenth of such selling stockholder’s shares on each day thereafter.

(2)	Alphaworks Dots Five, LLC is managed by Alphaworks, Inc.
(3)	Alphaworks Dots Six, LLC is managed by Alphaworks, Inc.
(4)

Arkansaa Investment Limited is managed by Tencent Holdings Limited. Ma Hua Teng and Charles St Leger Searle have voting or investment control over the shares held by Arkansaa Investment Limited as directors.

(5)

Asset Planning Master Trust / Series Paul Murphy Trust is managed by The Bryn Mawr Trust Company of Delaware. Paul Murphy has voting or investment control over the shares held by Asset Planning Master Trust / Series Paul Murphy Trust.

(6)	John Borthwick, the Chief Executive Officer of Betaworks Studio, LLC, has voting or investment control over the shares held by Betaworks Studio, LLC.
(7)

Betaworks Ventures 1.0 GP, LLC is the general partner of Betaworks Ventures 1.0, LP. John Borthwick, the managing member of Betaworks Ventures 1.0 GP, LLC, has voting or investment control over the shares held by Betaworks Ventures 1.0, LP.

(8)	Crunch Fund II, L.P. is managed by Venture Capital Fund. Patrick Gallagher has voting or investment control over the shares held by Crunch Fund II, L.P.
(9)

Greycroft Partners III, L.P. is managed by Greycroft Managers III, LLC. Dana Settle, Ian Sigalow, John Elton and Mark Terbeek, directors of Greycroft Mangers III, LL, have voting or investment control over the shares held by Greycroft Partners III, L.P.

(10)	Barry S. Sternlicht has voting or investment control over the shares held by JAWS Equity Owner 53, LLC.
(11)	Jordan Levy has voting or investment control over the shares held by JoRon Mangement LLC.
(12)

MLC 50 GP Limited is the general partner of MLC 50 LP Inc. MLC 50 GP Limited is wholly owned by JC Holdings Limited, and Novatrust Limited is the trustee of JC Holdings Limited Purpose Trust. Jeremy Collar, the economic settlor, has voting or investment control over the shares held by MLC 50 LP Inc.

(13)

Northzone VII L.P. is managed by NZVII (GP) Limited. Antoinette Kyriacou, Nicholas Watkins, Ian Lambert and Matthew Robins, directors (controllers) of NZVII (GP) Limited have voting or investment control over the shares held by Northzone VII L.P.

(14)	RBC USA Holdco Corporation is managed by RBC US Group Holdings LLC.
(15)	Feng Bo and Chen Lin, the sole shareholders and directors of Upward Ventures Limited, have voting or investment control over the shares held by Upward Ventures Limited.

PLAN OF DISTRIBUTION

We are registering the Common Stock on behalf of the selling shareholders pursuant to the terms of the Merger Agreement. A copy of the Merger Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

The selling shareholders, including their donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Any or all of the selling shareholders may offer the Common Stock from time to time, either in increments or in a single transaction. The selling shareholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling shareholders and any of their donees, transferees, distributees, beneficiaries and other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares of Common Stock:

•

purchases by dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the shares of Common Stock for whom they may act as agent;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange on which the shares are traded or quoted;

•	privately negotiated transactions;

•	an agreement with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to shares of Common Stock;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Selling shareholders may enter into transactions from time to time in which a selling shareholder may enter into option or other types of transactions that require the selling shareholder to deliver Common Stock to a broker-dealer or any other person, who will then resell or transfer the Common Stock under this prospectus.

The selling shareholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

The selling shareholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell shares of Common Stock covered by this prospectus, including by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in shares of Common Stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares borrowed from the selling shareholders or others to settle such third-party sales or to close out any related open borrowings of shares of Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement to this prospectus or post-effective amendment to the registration statement of which this prospectus is a part as may be required.

Resales by selling shareholders may be made directly to investors or through securities firms acting as brokers or dealers. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholder’s agent in the resale of Common Stock by the selling shareholder, or the securities firm may purchase Common Stock from the selling shareholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, receive compensation in the form of commissions, concessions or discounts from the selling shareholders or the purchaser, either as agent of such purchaser or in a sale to such purchaser as principals in amounts to be negotiated. Such compensation may be in excess of customary commissions, concessions or discounts and will be in amounts to be negotiated in connection with such resales.

To the extent necessary, the specific terms of the offering of the shares of Common Stock, including the specific shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling shareholders may, or may authorize dealers and agents to, solicit offers from specified institutions to purchase shares of Common Stock from the selling shareholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and other compensation, if any, that can be attributed to the sale of shares of Common Stock sold hereunder will be paid by the selling shareholder and/or the purchasers.

If a selling shareholder uses this prospectus for any sale of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders will be responsible for complying with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling shareholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the Common Stock sold pursuant to this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our Common Stock shares have been passed upon for us by Willkie Farr & Gallagher LLP.

EXPERTS

The consolidated financial statements of Take-Two Interactive Software, Inc. appearing in Take-Two Interactive Software, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2020 and the effectiveness of Take-Two Interactive Software, Inc.’s internal control over financial reporting as of March 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at www.take2games.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our Common Stock.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 22, 2020;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on July 24, 2020, as supplemented by the Definitive Additional Materials filed with the SEC on August 27, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 4, 2020;

•	Current Reports on Form 8-K (except for information furnished under Item 7.01 or exhibits related thereto), filed with the SEC on July 16, 2020 and August 18, 2020;

•

Description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 26, 2008, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, including any subsequent amendment or any report filed for the purpose of updating such description; and

•

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that is furnished and not filed with the SEC).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Take-Two Interactive, Inc.

110 West 44th Street

New York, New York 10036

(646) 536-2842

Attention: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes (which would be borne by the selling shareholders). Other than the SEC registration fee, all of the amounts listed are estimates.

SEC Registration Fee	$13,179.62
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	30,000
Transfer Agent and Registrar Fees and Expenses	10,000
Miscellaneous	10,000

Total	$93,179.62

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Company’s Restated Certificate of Incorporation provides that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Company to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys’ fees), reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

In addition, the Company’s Amended and Restated By-laws require the Company to indemnify its officers and directors to the extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1^	Agreement and Plan of Merger, dated as of August 17, 2020, by and among Take-Two Interactive Software, Inc., Dash MS, LLC, Dash MS II, LLC, Playdots, Inc. and Shareholder Representative Services LLC, as Stockholder Representative.

5.1*	Opinion of Willkie Farr & Gallagher LLP (counsel).

23.1*	Consent of Willkie Farr & Gallagher LLP (counsel) (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm).

24.1*	Powers of Attorney (included on signature page).

*	Filed herewith.
^	Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 18, 2020.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on September 4, 2020.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Strauss Zelnick
	Name:	Strauss Zelnick
	Title:	Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Strauss Zelnick and Daniel P. Emerson his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date set forth above.

/s/ Strauss Zelnick Strauss Zelnick Chairman and Chief Executive Officer (Principal Executive Officer)	/s/ Lainie Goldstein Lainie Goldstein Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael Dornemann Michael Dornemann Lead Independent Director	/s/ Roland Hernandez Roland Hernandez Director

/s/ J Moses J Moses Director	/s/ Michael Sheresky Michael Sheresky Director

/s/ LaVerne Srinivasan LaVerne Srinivasan Director	/s/ Susan Tolson Susan Tolson Director

/s/ Paul Viera Paul Viera Director